UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 20, 2005
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                             AMERICAN BILTRITE INC.
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               (Exact name of registrant as specified in charter)

         Delaware                   1-4773                   04-1701350
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(State or other jurisdiction  (Commission File No.)        (IRS Employer
     of Incorporation)                                   Identification No.)

           57 River Street, Wellesley Hills, Massachusetts 02481-2097
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          (Address of principal executive offices, including zip code)

                                 (781) 237-6655
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2005, American Biltrite Inc. (the "Company") entered into amendments and restatements of its credit agreement (the "Credit Agreement") with Fleet National Bank, a Bank of America company ("Fleet"), and Bank of America, National Association, acting through its Canada branch (the Canadian Lender"), and the note purchase agreement and facility guarantee (the "Note Purchase Agreement") with The Prudential Insurance Company of America ("Prudential").

Amendments to the Credit Agreement.

The amendments to the Credit Agreement, among other things, extended the maturity date of the credit facility under the Credit Agreement to September 30, 2006, added a new financial covenant that the Company is required to satisfy beginning as of June 30, 2006 and added a new $12 million borrowing sublimit for the Company's Canadian subsidiary American Biltrite (Canada) Ltd. ("ABI Canada"). The Canadian Lender is a lender under the Canadian sublimit. Pursuant to the amendments to the Credit Agreement, ABI Canada granted the Canadian Lender a security interest in all of ABI Canada's personal property.

The new financial covenant requires the Company's consolidated adjusted EBITDA for the four consecutive fiscal quarters ending June 30, 2006 to exceed 150% of the Company's consolidated pro forma fixed charges for the 12-month period beginning immediately after June 30, 2006, as determined under the Credit Agreement.

The amount of borrowings available from time to time under the Credit Agreement for ABI Canada in connection with the new sublimit is limited to the lesser of
(a) $12 million, (b) ABI Canada's borrowing base amount, which is based upon a percentage of ABI Canada's accounts receivable, inventory and fixed assets, and
(c) $20 million less the amount of borrowings outstanding under the facility on behalf the Company and K&M Associates L.P., a subsidiary of the Company and an eligible borrower under the facility. The maximum amount of borrowings available under the facility is $20 million. The Canadian sublimit facility also allows ABI Canada to issue letters of credit in an aggregate amount at any time outstanding of up to $1 million, subject to the maximum borrowing availability discussed above. ABI Canada may borrow amounts under the Credit Agreement in United States or Canadian dollar denominations; however, solely for purposes of determining amounts outstanding and borrowing availability under the Credit Agreement, all Canadian dollar denominated amounts will be converted into United States dollars in the manner provided in the Credit Agreement.

Interest is payable on revolving loans under the Canadian sublimit facility periodically at rates which vary depending on the applicable interest rate in effect and are generally determined based upon: (a) if a LIBOR based rate is in effect, at a rate between a LIBOR based rate plus 1.0% to a LIBOR based rate plus 2.5%, depending on the Company's leverage ratio, as determined under the Credit Agreement, and (b) if a LIBOR based rate is not in effect, for outstanding revolving loans denominated in Canadian dollars, the higher of 0.50% plus the applicable 30-day average bankers' acceptance rate as quoted on Reuters


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

CDOR page and the Canadian Lender's applicable prime rate for loans made in Canadian dollars to Canadian customers, and for outstanding revolving loans denominated in United States dollars, the higher of 0.50% plus the federal funds rate as calculated under the Credit Agreement and the applicable rate announced by the Canadian Lender as its reference rate for commercial loans denominated in United States dollars made to a person in Canada. Under the Credit Agreement, ABI Canada may generally determine whether interest on revolving loans will be calculated based on a LIBOR based rate.

Events of default under the Credit Agreement resulting from certain bankruptcy, insolvency and receivership matters automatically terminates the lenders' obligation to make borrowings available under the Credit Agreement and causes all amounts outstanding under the Credit Agreement to become immediately due and payable. With respect to all other events of default under the Credit Agreement, the lenders under the Credit Agreement may terminate their obligation to make borrowings available under the Credit Agreement and cause all amounts outstanding under the Credit Agreement to become immediately due and payable.

In connection with the amendments to the Credit Agreement, except for certain amounts pertaining to letters of credit and other operating-related disbursements, ABI Canada repaid all amounts outstanding under its separate credit agreement with another lender from the proceeds of borrowings of approximately $11 million Canadian made by it under the Canadian sublimit of the Credit Agreement on May 20, 2005 and from funds from the Company. Pursuant to the terms of the amendments to the Credit Agreement and the Note Agreement, ABI Canada must repay all remaining amounts outstanding under that prior facility by no later than August 1, 2005. In connection with those remaining obligations, the Company deposited approximately $1.35 million United States and ABI Canada deposited approximately $575,000 Canadian with ABI Canada's prior lender as collateral for the remaining amounts owed by ABI Canada under that other facility. The lender under that facility will apply those deposited amounts to the remaining amounts owed to it by ABI Canada as such remaining amounts become due and as that lender and ABI Canada otherwise agree.

Amendments to the Note Purchase Agreement.

The amendments to the Note Purchase Agreement generally removed the application of the financial covenants under the Note Purchase Agreement for any measurement period prior to March 31, 2005, which effectively cured the Company's preexisting failure to satisfy the adjusted EBITDA to interest expense covenant (as determined under the Note Purchase Agreement) as of December 31, 2004. In addition, the amendments modified the financial covenants for 2005 under the Note Purchase Agreement to make them comparable to the applicable financial covenants under the Credit Agreement for 2005. The amendments to the Note Purchase Agreement also provide that an event of default under the Note Purchase Agreement will occur if the Company fails to enter a definitive commitment to replace or refinance the amount of the credit facility under the Credit Agreement ($20 million) by June 30, 2006, consummate that replacement or refinancing by September 30, 2006 and cause the lenders under that replacement or refinancing to agree to enter into an intercreditor agreement with Prudential governing those lenders' and Prudential's rights with respect to the collateral


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

that is subject to the security interests granted by the Company and certain of its domestic subsidiaries to its lenders on terms substantially similar to the existing intercreditor agreement between Fleet and Prudential.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The description of the new Canadian sublimit facility under the Credit Agreement contained in Item 1.01 of this Report is incorporated by reference herein.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005                       AMERICAN BILTRITE INC.


                                         By: /s/ Howard N. Feist III
                                             ------------------------------
                                             Name: Howard N. Feist III
                                             Title: Chief Financial Officer


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